Exhibit 99

Contact information:
Investor Relations:
Bob Vold
Brad Kanter
651.325.4300
Media:
David Ewald
651-290-6276
Cell: 612-490-2650

For Immediate Release

Gander Mountain Reports Profitable Third Quarter 2008

ST. PAUL, Minn., December 8, 2008 — Gander Mountain Company  (www.GanderMtn.com) (Nasdaq: GMTN), the nation’s largest retail network of stores for hunting, fishing, boating, camping, marine and outdoor lifestyle products and services, today reported sales of $269.9 million for the quarter ended November 1, 2008, an increase of 4.0 percent over the prior year period.  Comparable store sales decreased 6.5 percent in the third quarter.  The 2008 period includes $14.4 million in revenue due to the expansion of the company’s direct marketing business through Overton’s.

Net income for the third quarter was $0.77 million, or $0.03 per share, compared to a net loss of $5.1 million, or $0.25 per share, in the third quarter of fiscal 2007.  Per share information for the most recent quarter reflects the issuance of an additional 4,067,797 shares of common stock in December 2007, the proceeds of which were used to partially fund the Overton’s acquisition.

For the 39 weeks ended November 1, 2008, the company reported sales of $730.5 million, an increase of 12.1 percent over the comparable period in 2007. The company reported a net loss for the 39-week period of $28.5 million, or $1.18 per share, compared with a net loss of $37.6 million, or $1.86 per share, for the 39 weeks ended November 3, 2007.

Financial highlights for the third quarter:

•                  On retail segment sales of $256 million, a 1.6% decrease, retail segment net income increased to $3.7 million compared to a net loss of $5.1 million for the comparable quarter of fiscal 2007.

•                  Retail segment SG&A costs improved $7.9 million, or 272 basis points as a percentage of sales, in the third quarter of fiscal 2008 due to cost reductions in both store operating and general and administrative expenses. However, included in consolidated SG&A expenses were $8.0 million in expenses related to the direct segment, thus consolidated SG&A expenses were flat year over year.

•                  Current availability under the company’s existing credit facility at December 5, 2008 was $59 million as compared with $54 million as of December 7, 2007.

“While the current retail environment is as difficult as any in recent memory, our efforts to conserve costs, improve operating margins, reduce capital expenditures and improve operating cash flows have borne results.” said David C. Pratt, Chairman and interim Chief Executive Officer. “We are applying a more disciplined approach to our operations, capital, and expense decisions and we remain pleased with the operational progress visible in these results at Gander Mountain.”

After this earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors on the company’s website at www.GanderMtn.com, both as a webcast and in the form of a transcript.

###

About Gander Mountain Company

Gander Mountain Company (Nasdaq: GMTN), headquartered in Saint Paul, Minnesota, is the nation’s largest retail network of stores for hunting, fishing, camping, boating, marine, and outdoor lifestyle apparel and footwear, products and services. Since 1960, the Gander Mountain brand has offered an expanding assortment of competitively priced outdoor equipment, technical apparel and footwear, as well as gunsmith, archery, boat, ATV and marine services. The stores feature national, regional and local brands as well as the company’s owned brands. Focused on a “We Live Outdoors” culture, Gander Mountain dedicates itself to creating outdoor memories.  There are 116 conveniently located Gander Mountain outdoor lifestyle stores in 23 states, and direct sales through catalogs and at www.GanderMtn.com.  For the nearest store location call 800-282-5993 or visit www.GanderMtn.com. Gander Mountain is also the parent company of Overton’s (www.overtons.com) , a leading catalog and Internet based retailer of products for boating and other water sports enthusiasts.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for fiscal 2007 and other required reports, as filed with the SEC, which are available at http://www.GanderMtn.com and at the SEC’s Website at http://www.sec.gov.

2

Gander Mountain Company

Consolidated Statements of Operations - Unaudited

(In thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
Sales	$269,920	$259,539	$730,455	$651,799
Cost of goods sold	200,160	189,445	551,183	496,293
Gross profit	69,760	70,094	179,272	155,506
Operating expenses:
Selling, general and administrative expenses	64,975	64,946	190,871	171,754
Exit costs, impairment and other charges	(1,112)	1,582	(20)	2,208
Pre-opening expenses	—	3,041	2,035	4,753
Income (loss) from operations	5,897	525	(13,614)	(23,209)
Interest expense, net	4,950	5,543	14,301	14,049
Income (loss) before income taxes	947	(5,018)	(27,915)	(37,258)
Income tax provision	182	125	619	375
Net Income (loss)	$765	$(5,143)	$(28,534)	$(37,633)

Basic and diluted loss per common share	$0.03	$(0.25)	$(1.18)	$(1.86)

Weighted average common shares outstanding	24,162	20,362	24,086	20,255

Gander Mountain Company

Consolidated Balance Sheets

(In thousands)

	November 1,	February 2,
	2008	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,651	$2,622
Accounts receivable	21,408	10,992
Income taxes receivable	450	486
Inventories	441,860	403,683
Prepaids and other current assets	16,554	15,987
Total current assets	481,923	433,770
Property and equipment, net	167,639	168,685
Goodwill	54,332	48,803
Acquired intangible assets, net	19,345	25,098
Other assets, net	1,985	3,576
Total assets	$725,224	$679,932

Liabilities and shareholders’ equity
Current liabilities:
Borrowings under credit facility	$306,264	$246,013
Accounts payable	88,327	72,563
Accrued and other current liabilities	48,363	60,606
Notes payable - related parties	10,000	—
Current maturities of long term debt	14,077	8,247
Total current liabilities	467,031	387,429

Long term debt	56,801	64,173
Deferred income taxes	7,406	7,113
Other long term liabilities	27,476	27,397

Shareholders’ equity:
Preferred stock ($.01 par value, 5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.01 par value, 100,000,000 shares authorized; 24,118,755 and 24,049,064 shares issued and outstanding)	241	241
Additional paid-in-capital	278,334	277,110
Accumulated deficit	(112,065)	(83,531)
Total shareholders’ equity	166,510	193,820
Total liabilities and shareholders’ equity	$725,224	$679,932

Gander Mountain Company

Consolidated Statements of Cash Flows - Unaudited

(In thousands)

	39 Weeks Ended
	November 1,	November 3,
	2008	2007
Operating activities
Net loss	$(28,534)	$(37,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,434	19,770
Exit costs, impairment and other charges	(1,205)	—
Stock-based compensation expense	989	1,278
(Gain)/ loss on disposal of assets	(62)	60
Change in operating assets and liabilities:
Accounts receivable	(10,380)	(12,108)
Inventories	(38,177)	(122,435)
Prepaids and other current assets	(567)	(2,651)
Other assets	(121)	(1,483)
Accounts payable and other liabilities	4,786	50,407
Deferred income taxes	293	—
Net cash used in operating activities	(49,544)	(104,795)

Investing activities
Purchases of property and equipment	(16,195)	(40,548)
Acquisition of business and related expenses	(172)	(7,080)
Proceeds from sale of assets	77	—
Net cash used in investing activities	(16,290)	(47,628)

Financing activities
Borrowings under credit facility, net of repayments	60,251	139,093
Proceeds from short term notes payable - related parties	10,000	—
Proceeds from long term debt	—	13,082
Reductions in long term debt	(5,623)	(2,463)
Proceeds from exercise of stock options and employee stock purchases	235	3,053
Net cash provided by financing activities	64,863	152,765

Net (decrease) increase in cash	(971)	342
Cash, beginning of period	2,622	1,342
Cash, end of period	$1,651	$1,684

Non-cash investing activities: During the 39 weeks ended November 1, 2008 and November 3, 2007, the Company acquired equipment totaling approximately $4.1 million and $2.6 million, respectively, that was financed through capital leases.  Additionally, during the 39 weeks ended November 1, 2008 and November 3, 2007, there were $1.5 million and $1.2 million, respectively,  in non-cash accruals and reclassifications for property and equipment that did not require the use of cash.  These amounts are excluded from Purchases of property and equipment in this statement of cash flows.

Gander Mountain Company

Segment Information - Unaudited

(In thousands)

Statement of Operations data:

	13 Weeks Ended			13 Weeks Ended
	November 1, 2008			November 3, 2007
	Retail	Direct	Total	Retail	Direct	Total
Sales	$255,506	$14,414	$269,920	$259,539	$—	$259,539
Depreciation and amortization	7,447	326	7,773	7,086	—	7,086
Income (loss) from operations	8,086	(2,189)	5,897	525	—	525
Net income (loss)	3,705	(2,940)	765	(5,143)	—	(5,143)

	39 Weeks Ended			39 Weeks Ended
	November 1, 2008			November 3, 2007
	Retail	Direct	Total	Retail	Direct	Total
Sales	$656,644	$73,811	$730,455	$651,799	$—	$651,799
Depreciation and amortization	22,319	1,115	23,434	19,770	—	19,770
Income (loss) from operations	(13,630)	16	(13,614)	(23,209)	—	(23,209)
Net income (loss)	(25,940)	(2,594)	(28,534)	(37,633)	—	(37,633)

Balance Sheet data:

	As of November 1, 2008			As of November 3, 2007
	Retail	Direct	Total	Retail	Direct	Total
Total assets	$631,448	$93,776	$725,224	$691,011	$—	$691,011
Inventories	420,780	21,080	441,860	474,953	—	474,953
Goodwill and intangible assets	7,007	66,670	73,677	7,204	—	7,204
Long term debt	21,801	35,000	56,801	25,901	—	25,901